Exhibit 99.2

Third Quarter 2017 Earnings Presentation

Forward Looking Statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS, an increase of which could result in a reduction of the yield on MBS in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in MBS with lower coupons; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modification, foreclosure and liquidation; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; and risks associated with investing in real estate assets, including changes in business conditions and general economic conditions. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made and are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new 2 information, future events or otherwise.

Executive summary • In the third quarter we generated EPS of $0.15, down from prior earnings due primarily to: •Lower prices of CRT securities due in large part to Harvey and Irma related concerns •One-time contractual obligations of the Company to the estate of our former CEO • Book value per share decreased modestly during the quarter to $7.70, but is up from $7.62 at December 31, 2016, as our investment strategy continues to produce stable book value. • Undistributed taxable income of $0.15 per common share at September 30, 2017. • We remain active in the market, investing nearly $600 million in the third quarter. Portfolio run-off slowed somewhat in the third quarter, but was still high. 3

Executive summary Through volatile markets and both interest rate generated strong long term returns to investors and credit cycles, MFA has (1) As of 9/30/17 assuming reinvestment of dividends. 4 Time PeriodAnnualized MFA Shareholder Return (1) Since January 1, 200015.7% 10 Year14.4% 5 Year14.3% 1 Year29.2%

Investment strategy Position for less predictable fiscal and monetary policy. • During 2017, we have focused on shorter term, less interest rate sensitive assets. • Elevated asset prices and lower market yields have shifted risk/reward profiles. • Given the current investment landscape, we will continue to expand our investment opportunity set within the residential mortgage space, utilizing the same disciplined approach to risk/reward as we have done in the past. • Maintain staying power and the ability to invest in distressed, less liquid assets: •Permanent equity capital •Debt to equity ratio is low enough to accommodate potential declines in asset prices 5

Market conditions and investment activity • Despite a challenging investment environment, MFA purchased or committed to purchase close to $600 million in assets in the third quarter. • Portfolio run-off slowed somewhat in the third quarter (to $1 billion vs. $1.75 billion in Q2) but remained elevated. • Higher prices for nearly all asset classes have altered risk/reward levels. We have maintained our pricing discipline despite our desire to replace run-off. • Unlike Agency MBS, our other asset classes are not always available for purchase. • While credit concerns related to Harvey and Irma caused spread widening in CRT securities, we expect that the impact across our portfolio will be quite limited. 6

EPS impacted primarily due to unrealized losses on CRTs • We noted last quarter the increasing contribution of other income to overall net income. Q3 2017 saw this trend continue as net interest income declined sequentially due to: $m $m • • Run-off in assets that generate net interest income; Continued acquisition of assets accounted for under the fair value option (changes in fair value are reflected in other income rather than net interest income); and • Higher funding costs impacting overall net interest spreads. • EPS was negatively impacted this quarter due to lower net other income, primarily driven by decreases in unrealized gains in CRT securities as pricing reflected market concerns related to hurricanes and other factors. • In addition, operating and other expenses were higher than usual this quarter, primarily reflecting the impact of non-recurring expenses related to our contractual obligations to the estate of our former CEO. (1) Includes Other-Than-Temporary Impairments of $0 and $618,000 for the three month periods ended September 30, 2017 and June 30, 2017, respectively. 7 Summary Income StatementQ3 2017 Q2 2017 Net Interest Income55.961.1 Other Income (net) MBS sale gains14.95.9 Income from fair value loans18.716.2 CRT securities held at fair value(5.2)13.8 Other loan and REO related income and OTTI (1) 0.70.4 Total Other Income (net)29.136.3 Operating and Other Expenses(21.2)(17.5) Preferred Dividends(3.8)(3.8) Net Income Available to Common Shareholders60.176.2 Earnings Per Common Share$0.15$0.20

MFA FINANCIAL, INC.

Third quarter investment flows

Our assets run-off due to amortization, paydowns or sale, allowing reinvestment opportunities in changing interest rate and credit environments.

$ in Millions	June 30, 2017	3rd Quarter Runoff	3rd Quarter Acquisitions	MTM and other changes	September 30, 2017	3rd Quarter Change
Re-performing and Non-performing Loans and REO	$1,749	$(87)	$202	$17	$1,881	$132
RPL/NPL MBS (1)	$1,421	$(411)	$184	$1	$1,195	$(226)
MSR Related Assets (2)	$374	$(124)	$161	$1	$412	$38
Credit Risk Transfer Securities	$636	$(5)	$29	$(6)	$654	$18
Legacy Non-Agency MBS	$2,897	$(183)	$4	$(1)	$2,717	$(180)
Agency MBS	$3,248	$(217)	$—	$(12)	$3,019	$(229)
Totals	**$10,325**	**$(1,027)**	**$580**	**$—**	**$9,878**	**$(447)**

(1) RPL/NPL are securitized financial instruments that are backed by re-performing and non-performing loans. The majority of these securities are structured such that the coupon increases up to 300 basis points (bps) at 36 months from issuance or sooner.

(2) MSR Related Assets include investments in Term Notes and a Corporate Loan whose cash flows are considered to be largely dependent on underlying MSRs that either directly or indirectly act as collateral for the investment.

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MFA’s yields and spreads remain attractive 4.68% 4.61% 4.61% 4.34% Earning Assets 2.02% 2.10% 2.27% 2.12% Rate Spread 2.4x 2.5x 2.9x 3.1x Equity Ratio 9 ThirdSecondFirstFourth QuarterQuarterQuarterQuarter 2017201720172016 Yield on Interest Net Interest Debt to

MFA FINANCIAL, INC.

Third quarter 2017 yields and spreads by asset type

Asset	Yield/Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Agency MBS	1.97%	(1.75)%	0.22%	7.7x
Legacy Non-Agency MBS	8.93%	(3.26)%	5.67%	2.1x
RPL/NPL MBS	4.43%	(2.69)%	1.74%	2.0x
Credit Risk Transfer Securities	5.74%	(2.54)%	3.20%	1.7x
MSR Related Assets	6.33%	(3.13)%	3.20%	1.9x
RPL Whole Loans	5.43% (1)	(3.39)%	2.04%	1.5x
NPL Whole Loans	(2)	(3.63)%	(2)	2.2x

(1) Net of 49 bps of servicing costs.

(2) These residential whole loans are held at fair value and produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these whole loan investments of 5-7%.

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MFA FINANCIAL, INC.

MFA's interest rate sensitivity remains low, as measured by estimated net duration

$ in Millions

Assets	Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs (12 months or less MTR)	$2,496	3.76%	0.4
RPL/NPL MBS	$1,195	3.87%	0.4
Non-Agency Fixed Rate	$875	5.79%	3.0
Residential Whole Loans	$1,797	4.47%	2.5
MSR Related Assets	$413	6.12%	0.1
Agency ARMs (12 months or less MTR)	$1,299	3.41%	0.6
Agency ARMs (13-120 MTR)	$503	2.80%	1.6
Agency 15-Year Fixed Rate	$1,216	3.04%	2.9
Cash, cash equivalents and Other Assets	$763		0.1
TOTAL ASSETS	$10,556		1.31
Hedging Instruments	**Notional Amount**		**Duration**
Swaps (Less than 3 years)	$2,250		-2.1
Swaps (3-10 years)	$300		-3.9
TOTAL HEDGES	**$2,550**		**-2.3**
Estimated Net Duration			**0.76**

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MTR: Months to reset

MFA’s strategy has consistently delivered book value stability and low sensitivity to prepayment rates MFA's Agency MBS Premium Amortization and Legacy Non-Agency MBS Discount Accretion by quarter Quarterly change in MFA's Book Value $30 10% 8% 6% 4% 2% 0% -2% -4% -6% -8% -10% $25 $20 $15 $10 $5 $0 Legacy Non-Agency MBS discount accretion has exceeded Agency MBS premium amortization since 2013. MFA’s investment strategy has consistently minimized book value volatility. In the last few years the average quarterly book value change has been less than 2%. 12 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Millions ($) Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1 -2017 Q2-2017 Q3-2017

Continued positive fundamentals for residential mortgage credit • Fundamental and technical support for residential credit assets and home prices. • • Unemployment rate of 4.2% in September 2017, down from 4.9% a year ago. According to the Urban Institute and CoreLogic, the percentage of homes with negative equity fell to 5.4% in September 2017 from 7.1% the prior year. • According to the CoreLogic Loan Performance insights report released in October 2017, nationwide delinquencies continue to decline. 30+ day delinquency rates have dropped to 4.6% versus 5.5% a year ago. 13

Credit sensitive residential whole loan portfolio We purchased $202MM of credit sensitive loans and REO in the 3rd quarter. • • Returns to date are consistent with our expectation of 5-7%. • We believe that our oversight of servicing decisions (loan modifications, short sales, etc.) produces better economic outcomes. • Actively managing loan portfolio through in-house asset management professionals utilizing third-party special servicers. • Additional opportunities to achieve attractive term financing through securitization of re-performing loans. 14

Performance of delinquent loans purchased before 9/30/16 • Measured by percentage of total loan count, 33% of loans which were delinquent at purchase are either performing or have paid in full as of September 2017. 81% of loans modified by MFA are either performing(2) today or have paid in full. • (1) Defined as MBA 60-days delinquent or more at the time of purchase (2) Defined as MBA current, 30-days delinquent or made a payment in September 2017 15 Delinquent at purchase(1); held over one year % by loan count Status as of 9/30/17Count% of Total Performing (2) 1,05828% Paid in full2045% Non-performing1,27233% REO43411% Liquidated86823% Total3,836100%

RPL/NPL MBS portfolio • Current market yields of approximately 3% for A1 classes and 5% for A2 classes. • Well protected portfolio with substantial credit enhancement. • Growing number of repo providers for this asset class. • Very short assets with an average of 22 months remaining to step-up. • We have witnessed very low levels of price volatility. Net Coupon Months to step-up Current CE Original CE3 Month Bond CPR (millions) 16 Fair value RPL MBS$84.03.65%3237.5%35.0%43.0% NPL MBS$1,110.94.25%2146.6%45.1%22.6% Total$1,194.94.21%2246.0%44.4%26.2%

LTV breakdown of non-delinquent mortgage loans underlying MFA’s Legacy Non-Agency MBS 1,400 1,200 1,000 800 600 400 200 0 <= 60% 61-80% 81-90% 91-100% LTV 101-110% 111-125% > 125% • These loans are up to date on all required mortgage payments. • Underlying loans are over eleven years seasoned on average. Source: CoreLogic Data as of September 30, 2017 17 $ (Millions)

Summary • Weremain active in the market; MFA successfully purchased or committed to purchase nearly $600 million of investments in the third quarter. • We continue to expand our investment opportunity set within the residential mortgage space, utilizing the same disciplined approach to risk/reward as we have in the past. • Our Legacy Non-Agency assets continue to perform well and our diligent asset management is producing attractive economic outcomes on our credit sensitive loans. • MFA is well-positioned for changes in prepayment rates, monetary policy and/or interest rates. 18

Additional Information 19

Book value for the quarter decreased modestly, as dividend distributions exceeded GAAP income, but is up 1% year-to-date 20 Qtr ended 9/30/17 YTD 9/30/17 Book value per common share at the beginning of the period $7.76 $7.62 Net income available to common shareholders 0.15 0.54 Common dividends declared (0.20) (0.60) Net change attributable to Agency MBS (0.01) (0.06) Net change attributable to Non-Agency MBS and CRT securities (0.01) 0.16 Net change in value of swap hedges 0.01 0.04 Book value per common share as of 9/30/17 $7.70 $7.70